UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2024

Alpha Cognition Inc.

(Exact name of registrant as specified in its charter)

British Columbia	333-278997	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 - 750 West Pender Street Vancouver, British Columbia	V6C 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  604-564-9244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

Reverse Stock Split

On October 30, 2024, the Board of Directors of Alpha Cognition Inc. (the “Company”) approved the consolidation of the Company’s issued and outstanding common shares, no par value, at a ratio of one (1)-for- twenty-five (25) (the “Reverse Split”). The Reverse Split went effective on the open of markets on November 5, 2024 (the “Effective Time”).

There is no name change or stock symbol change in connection with the Reverse Split. The new CUSIP and ISIN numbers are 02074J501 and CA02074J5017 respectively. The CSE has issued a bulletin in relation to the Reverse Split. The Reverse Split was intended to allow the Company to meet the minimum share price requirements of the Nasdaq Capital Market.

Effect of Reverse Split

At the Effective Time, the total number of common shares authorized by the Company was reduced from 150,855,536 common shares, no par value, to approximately 6,034,221 common shares, no par value, and the number of common shares held by each shareholder of the Company will be consolidated automatically into the number of common shares equal to the number of issued and outstanding common shares held by each such shareholder immediately prior to the Reverse Split divided by twenty-five (25): effecting a twenty-five (25) pre-split shares for one (1) post-split share reverse stock split.

The Reverse Split did not change the par value per share which will remain no par value. Fractional shares will be rounded up or down to the nearest whole share. The Company’s issued and outstanding Class B Preferred Series A Shares, performance shares, stock options and warrants will be adjusted to reflect the reverse stock split in accordance with their respective terms.

Shareholders holding a physical share certificate will receive a letter of transmittal from Computershare Investor Services (the “Transfer Agent”) which may be used to request a new share certificate reflecting the Reverse Split. Shareholders who are holding their common shares electronically in direct registered book-entry form (“DRS”) with the Transfer Agent, will not need to take action. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on such shareholders’ next account statement.

Immediately after the Reverse Split, each shareholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of common shares will be substantially unaffected by the Reverse Split.

No Shareholder Approval Required

No consent or approval of the shareholders was required for the Reverse Split.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA COGNITION INC.

	By:	/s/ Michael McFadden
Michael McFadden
Chief Executive Officer
Dated: November 5, 2024

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